Exhibit 99.1

Finjan Provides Shareholder Update for its Third Quarter of 2017
Company to Host Conference Call November 9, 2017 1:30 PM PT

EAST PALO ALTO, CA -- 11/09/17 -- Finjan Holdings, Inc. (NASDAQ: FNJN), a cybersecurity company, is providing shareholders with operational and financial updates for its third quarter and first nine months ended September 30, 2017.

Key Highlights for the Third Quarter of 2017

•	Created a new subsidiary, Finjan Blue, based on IP assets acquired from IBM

•	Launched Gen4.0 VitalSecurity® VPN Browser for consumer mobile devices

•	Initiated three new litigation cases resulting from a more decisive stance in licensing

•	Ended the quarter with $33.4 million in cash or approximately $1.22 per share

"We had a very active third quarter at Finjan as we announced the formation of a new subsidiary, Finjan Blue, which now holds cybersecurity IP assets assigned by IBM. We also launched our Gen4.0 VitalSecurity VPN Browser through our technology partnership with Avira. And, as we indicated earlier, we have transitioned to a more decisive stance in our licensing program by initiating three new litigation cases,” said Phil Hartstein, President and CEO of Finjan Holdings. “All of the actions taken in the quarter fit within our strategic objectives of expanding our pathways towards future growth, migrating Finjan’s patented enterprise-grade technology back into the market and continuing to vigorously protect Finjan’s patent rights. Backed by a strong balance sheet, we have proven nimble and flexible to pursue new partnerships and continue to evaluate future acquisitions opportunities to drive both near-term revenues and long term growth for shareholders.”

IP Licensing and Enforcement:

•	Currently active in more than 30 licensing negotiations, several in contract stages

•	Initiated three new patent infringement lawsuits: SonicWall, BitDefender and Juniper

Enforcement Update and Schedule:
September 2017

•	Blue Coat Systems I (5:13-cv-04398-BLF); CAFC oral hearing on September 8, awaiting opinion from the Court
October 2017

•	ESET Germany trial; held October 5, 2017, awaiting decision from the Court

•	Blue Coat Systems II (5:15-cv-03295-BLF); Trial began October 31, 2017, expect closing arguments week of November 13
November 2017

•	Blue Coat Systems III Germany; trial date set for November 21, 2017
2018

•	Fireeye (4:13-cv-03133-SBA); Markman hearing scheduled for January 18, 2018

•	Symantec (3:14-cv-02998-HSG); Trial date moved to July 9, 2018

Emerging Mobile Security Business:

•	Launched VitalSecurity VPN Browser in September featuring a built-in VPN

o	Developed and delivered under our partnership with Avira

o	Downloads at 145,000, just two months post launch

Advisory Services Business:

•	CybeRiskTM continues to establish its advisory services pipeline of engagements

Analyst and Investor Call with Management
A conference call to discuss third quarter of 2017 results is scheduled for 1:30 p.m. Pacific Time on November 9, 2017. Analysts, investors, and other interested parties may access the conference call by dialing 1-855-327-6837. International callers can access the call by dialing 1-778-327-3988. An archived audio replay of the conference call will be available for 2 weeks beginning at 4:30 pm Pacific Time on November 9, 2017 and can be accessed by dialing 1-844-512-2921 and providing access code 10003798. International callers can access the replay by dialing 1-412-317-6671. The call will also be archived on Finjan's investor relations website.

ABOUT FINJAN
Established 20 years ago, Finjan is a globally recognized leader in cybersecurity. Finjan's inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation. For more information, please visit www.finjan.com. All Finjan regulatory filings are available on the Securities and Exchange Commission (SEC) website at www.sec.gov, and can also be found at ir.finjan.com/all-sec-filings.

Finjan® is the registered trademark of Finjan Holdings, Inc.
Finjan Mobile® and VitalSecurity® are the registered trademarks of Finjan Mobile, Inc.
CybeRisk is the trademark of CybeRisk Security Solutions

Follow Finjan Holdings, Inc.:
Twitter: @FinjanHoldings
LinkedIn: linkedin.com/company/finjan
Facebook: facebook.com/FinjanHoldings/

Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, Finjan's expectations and beliefs regarding Finjan's licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, the cost of litigation, timing of redemption of shares of preferred stock, the unpredictability of our cash flows, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' intended operational plan; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2016, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Investor Contact:
Vanessa Winter | Finjan Holdings, Inc.
Valter Pinto | KCSA Strategic Communications
(650) 282-3245
investors@finjan.com